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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of CompDent Corporation, on Form S-8 (File Numbers 33-97372 and 33-12227) of our report dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedules of CompDent Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in the Annual Report on Form 10-K.




                                                   /s/ COOPERS & LYBRAND L.L.P.



Atlanta, Georgia
March 27, 1997